UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 16, 2012

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 812-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On November 16, 2012, Forest Oil Corporation (“Forest”) completed the previously announced sale of oil and gas properties located in the State of Louisiana (the “Oil and Gas Assets”) and various other related assets (together with the Oil and Gas Assets, the “Assets”) to Texas Petroleum Investment Company (“TPIC”). The sales price for the Assets was $220 million, which was subject to customary adjustments to reflect an economic effective date of August 1, 2012. Forest received $11 million of the sales price as a deposit upon execution of the purchase and sale agreement and the remaining $197 million at closing, for total consideration received of $208 million. Forest used the net proceeds to reduce borrowings outstanding under its credit facility. The net proceeds do not include sale proceeds of approximately $2 million to be received in the future related to Assets on which third parties possess preferential purchase rights that have been or may yet be exercised.
See Item 9.01(b) below for pro forma financial information related to the sale of the Assets.
Item 2.02.    Results of Operations and Financial Condition.
The information in Item 7.01 below is incorporated by reference in its entirety into this Item 2.02, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.
Item 7.01.    Regulation FD Disclosure.
Production from the Oil and Gas Assets referenced in Item 2.01 above and other previously announced asset divestitures averaged approximately 22 MMcfe/d during the third quarter of 2012. Adjusting for these divestitures, Forest now expects net sales volumes for the second half of 2012 to average approximately 320 - 330 MMcfe/d (66% natural gas and 34% oil and natural gas liquids).
The information in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
In addition, the updated guidance contained in this Item 7.01 is subject to all the cautionary statements described below, including under the caption “Forward-Looking Statements.”
Prices for Forest’s products are determined primarily by prevailing market conditions. Market conditions for these products are influenced by regional and worldwide economic and political conditions, consumer product demand, weather, and other substantially variable factors. The cost of services and materials needed to produce Forest’s products is also determined by prevailing market conditions. These factors are beyond Forest’s control and are difficult to predict. In addition, prices received by Forest for its liquids and natural gas production may vary considerably due to differences between regional markets, transportation availability, and demand for different grades of products. Forest’s financial results and resources are highly influenced by this price volatility.
Estimates for Forest’s future production are based on assumptions of capital expenditure levels and the assumption that market demand, prices for liquids and natural gas, and the cost of required services and materials will continue at levels that allow for economic production of these products.
The production, transportation, and marketing of liquids and natural gas are complex processes that are subject to disruption due to transportation and processing availability, mechanical failure, human error, and meteorological events (including, but not limited to, severe weather, hurricanes, and earthquakes). Forest’s estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, Forest can give no assurance that its future results will be as estimated.
Forward-Looking Statements
The information included in this Item 7.01 includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this Item 7.01 are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of liquids and natural gas.
These risks relating to Forest include, but are not limited to, liquids and natural gas price volatility, its level of indebtedness, its ability to replace production, its ability to compete with larger producers, environmental risks, drilling and other operating risks, regulatory changes, credit risk of financial counterparties, risks of using third-party transportation and processing facilities and other risks as described in reports that Forest files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.
Item 8.01.    Other Events.
In connection with the closing of the sale of Assets referenced in Item 2.01 above, the borrowing base under Forest’s credit facility has been reduced by $80 million from $1.15 billion to $1.07 billion.
Item 9.01.    Financial Statements and Exhibits.
(b)    Pro Forma Financial Information.
The pro forma financial statements of Forest Oil Corporation and its subsidiaries reflecting the closing of the sale of the Assets are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d)    Exhibits.

Exhibit Number	Description

99.1	Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

November 20, 2012	By:	/s/ VICTOR A. WIND
Victor A. Wind Senior Vice President, Chief Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Financial Information

5